EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

inTEST REPORTS 2018 THIRD QUARTER FINANCIAL RESULTS

●	Net Revenue Increased 16 Percent Year-over-Year and Exceeded Guidance;
●	Ambrell Achieved Record Quarterly Net Revenues

MOUNT LAUREL, NJ, November 1, 2018 - inTEST Corporation (NYSE American: INTT), an independent designer, manufacturer and marketer of thermal management products and semiconductor automatic test equipment (ATE) interface solutions, today announced financial results for the third quarter ended September 30, 2018.

2018 Third Quarter Summary

($ in Millions)	Three Months Ended
	9/30/2018	6/30/2018	9/30/2017
Total Bookings	$20.0	$19.3	$17.6
Total Bookings excluding Ambrell	$13.2	$13.6	$11.2

Non-Semi Bookings - $	$9.4	$7.3	$8.7
Non-Semi Bookings - % of Total Bookings	47%	38%	49%

Net Revenues	$20.2	$21.1	$17.4
Net Revenues excluding Ambrell	$13.3	$14.7	$12.4

Non-Semi Net Revenues - $	$8.7	$8.1	$8.2
Non-Semi Revenues - % of Total Revenues	43%	38%	47%

Gross Margin - $	$10.1	$10.9	$8.8
Gross Margin - %	50%	52%	51%

Net Earnings (Loss) (GAAP) (1)(2)(3)	$(0.6)	$4.0	$2.0
Net Earnings (Loss) per diluted share (GAAP) (1)(2)(3)	$(0.05)	$0.39	$0.19

Adjusted Net Earnings (Non-GAAP) (2)(3)	$2.8	$3.5	$2.1
Adjusted Net Earnings per diluted share (Non-GAAP) (2)(3)	$0.27	$0.34	$0.20

Adjusted EBITDA (Non-GAAP) (3)	$3.8	$4.1	$3.1

	As of
	9/30/2018	6/30/2018	12/31/2017
Cash and cash equivalents	$14.2	$10.7	$13.3

(1)

Consolidated results include the impact of changes in the liability for contingent consideration as follows: a $3.1 million increase in the third quarter of 2018, a $710,000 decrease in the second quarter of 2018 and a $549,000 decrease in the third quarter of 2017.

(2)

Consolidated results for the second quarter of 2018 include the impact of the reversal of the $476,000 Federal transition tax payable that was estimated during the quarter ended December 31, 2017 under new tax legislation.

(3)	Consolidated results include $31,000 of acquisition-related expenses for Ambrell Corporation incurred during the third quarter of 2017.

2018 Year-to-Date Summary

($ in Millions)	Nine Months Ended
	9/30/2018	9/30/2017
Total Bookings	$59.8	$47.3
Total Bookings excluding Ambrell	$40.3	$38.5

Non-Semi Bookings - $	$24.7	$18.1
Non-Semi Bookings - % of Total Bookings	41%	38%

Net Revenues	$60.1	$47.4
Net Revenues excluding Ambrell	$40.7	$40.5

Non-Semi Net Revenues - $	$25.1	$17.7
Non-Semi Net Revenues - % of Total Net Revenues	42%	37%

Gross Margin - $	$30.4	$24.9
Gross Margin - %	51%	53%

Net Earnings (GAAP) (4)(5)(6)	$3.8	$5.5
Net Earnings per diluted share (GAAP) (4)(5)(6)	$0.37	$0.54

Adjusted Net Earnings (Non-GAAP) (5)(6)	$8.7	$5.9
Adjusted Net Earnings per diluted share (Non-GAAP) (5)(6)	$0.84	$0.57

Adjusted EBITDA (Non-GAAP) (6)	$11.0	$9.1

(4)	Consolidated results include the impact of an increase in the liability for contingent consideration of $4.1 million in the first half of 2018.
(5)	Consolidated results for 2018 include the impact of the reversal of the $476,000 Federal transition tax payable that was estimated during the quarter ended December 31, 2017 under new tax legislation.
(6)	Consolidated results for 2017 include $880,000 of acquisition-related expenses for Ambrell.

“Both of our segments delivered solid third quarter operating results, driven by our diversified customer base of end users and OEMs,” commented inTEST President & CEO James Pelrin. “With particularly strong contributions from our Thermal segment, net revenues of $20.2 million came in just above our guidance, representing a better than expected sequential decrease of 4% and an increase of 16% year-over-year. Ambrell achieved record net revenues of $6.8 million in the third quarter of 2018 and as a result of this strong performance we accrued $3.1 million in an adjustment to our contingent consideration liability, which now stands at $9.3 million. As a result of this accrual to increase the 2018 Ambrell earnout, we incurred a GAAP net loss of $(0.05) per diluted share; however, our non-GAAP adjusted net earnings per diluted share of $0.27 exceeded guidance. The semiconductor industry continues to drive revenue for automotive sensors, Internet of Things, and mobile technologies, while non-semi business is driven by demand in the automotive, industrial, telecommunications and defense/aerospace markets.”

Mr. Pelrin added, “We continue to expand our customer base in the markets we serve, while growing our footprint in additional test and industrial process markets. Looking forward, our long-term drivers remain squarely in place and we see solid opportunities as we take advantage of robust markets where we have a strong focus (for example, semiconductor, IoT, automotive including electric vehicle, industrial and defense/aerospace markets). We will continue to direct our resources in these key markets to further grow market share and broaden our customer base.”

2018 Fourth Quarter Financial Outlook

inTEST’s guidance for the 2018 fourth-quarter includes both GAAP and non-GAAP estimates. A reconciliation between these GAAP and non-GAAP financial measures is included below. inTEST’s fourth quarter guidance does not include the potential impact of changes to our contingent consideration liability.

Actual results may differ materially as a result of, among other things, the factors described under “Forward-Looking Statements” below.

inTEST expects that net revenues for the fourth quarter of 2018 will be in the range of $17.5 million to $18.5 million and that on a GAAP basis, net earnings per diluted share will range from $0.15 to $0.19. On a non-GAAP basis, adjusted net earnings per diluted share is expected to be in the range of $0.18 to $0.22. This outlook is based on the Company’s current views with respect to operating and market conditions and customers’ forecasts, which are subject to change.

Mr. Pelrin noted, “We expect the fourth quarter will be softer than the third, and will be consistent with our expectation of full year 2018 revenues in the mid to high $70 million-dollar range. The softness we expect in the fourth quarter comes on the heels of a very strong year-to-date performance, most notably in the second and third quarters, and is due in part to the normal ebbs and flows of our markets, including various non-repeating large orders received in the third quarter. In addition, as we noted on our second quarter conference call, a carryover of the extended lead times offered by prober manufacturers and others in the supply chain to our customers has affected EMS order timing. We expect that it will take a quarter or two for this to work itself through.

“With the momentum of inTEST’s solid performance year-to-date, our commitment to focus resources in growth market areas, and the overall positive global economic climate, we are creating the conditions for our long-term success and a strong 2018.”

2018 Third Quarter Conference Call Details

inTEST management will host a conference call on Thursday, November 1, 2018 at 5:00 pm Eastern Daylight Time. The conference call will address the Company’s third quarter 2018 financial results and management’s current expectations and views of the industry. The call may also include discussion of strategic, operating, product initiatives or developments, or other matters relating to the Company’s current or future performance. To access the live conference call, please dial (323) 994-2132 or (800) 967-7164. The Passcode for the conference call is 9065959. Please reference the inTEST 2018 Q3 Financial Results Conference Call.

2018 Third Quarter Live Webcast Details

inTEST Corporation will provide a webcast in conjunction with the conference call. To access the live webcast, please visit inTEST’s website www.intest.com under the “Investors” section.

2018 Third Quarter Replay Details (Webcast)

A replay of the webcast will be available on inTEST’s website for one year following the live broadcast. To access the webcast replay, please visit inTEST’s website www.intest.com under the “Investors” section.

Submit Questions

In advance of the conference call, and for those investors accessing the webcast, inTEST Corporation welcomes individual investors to submit their questions via email to lguerrant@guerrantir.com. The Company will address as many questions as possible on the conference call.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, we also disclose non-GAAP performance measures. These non-GAAP performance measures include adjusted net earnings, adjusted net earnings per diluted share and adjusted EBITDA. Adjusted net earnings is derived by adding acquired intangible amortization, adjusted for the related income tax expense, to net earnings and removing any change in the fair value of our contingent consideration liability from net earnings. Adjusted net earnings per diluted share is derived by dividing adjusted net earnings by diluted weighted average shares outstanding. Adjusted EBITDA is derived by adding interest expense, income tax expense, depreciation and acquired intangible amortization, to net earnings and removing any change in the fair value of our contingent consideration liability from net earnings. These results are provided as a complement to results provided in accordance with GAAP. Adjusted net earnings, adjusted net earnings per diluted share and adjusted EBITDA are non-GAAP performance measures presented to provide investors with meaningful supplemental information regarding our baseline performance before acquired intangible amortization charges and changes in the estimate of future consideration that may be paid out related to prior acquisitions as these expenses or income items may not be indicative of our current core business or future outlook. These non-GAAP performance measures are used by management to make operational decisions, to forecast future operational results, and for comparison with our business plan, historical operating results and the operating results of our peers. A reconciliation from net earnings and net earnings per diluted share to adjusted net earnings and adjusted net earnings per diluted share and from net earnings to adjusted EBITDA, which are discussed in this earnings release, is contained in the tables below. The non-GAAP performance measures discussed in this earnings release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About inTEST Corporation

inTEST Corporation designs and manufactures engineered solutions for ATE and other electronic test, as well as industrial process applications. Our products are used by semiconductor manufacturers to perform development, qualifying and final testing of integrated circuits (ICs) and wafers, and for other electronic test across a range of industries including the automotive, defense/aerospace, energy, industrial and telecommunications markets. We offer induction heating products for joining and forming metals in a variety of industrial markets, including automotive, aerospace, machinery, wire & fasteners, medical, semiconductor, food & beverage, and packaging. Specific products include temperature management systems, induction heating products, manipulator and docking hardware products, and customized interface solutions. We have established strong relationships with our customers globally, which we support through a network of local offices. For more information visit www.intest.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not convey historical information, but relate to predicted or potential future events and financial results that are based upon management's current expectations. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, changes in business conditions and the economy, generally; changes in the demand for semiconductors, generally; changes in the rates of, and timing of, capital expenditures by our customers; the success of our strategy to diversify our business by entering markets outside the semiconductor or ATE markets; progress of product development programs; increases in raw material and fabrication costs associated with our products, and other risk factors set forth from time to time in our SEC filings, including, but not limited to, our periodic reports on Form 10-K and Form 10-Q. inTEST undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

Contacts

inTEST Corporation Hugh T. Regan, Jr. Treasurer and Chief Financial Officer Tel: 856-505-8999	Investors: Laura Guerrant-Oiye, Principal Guerrant Associates lguerrant@guerrantir.com Tel: (808) 960-2642

- tables follow –

SELECTED FINANCIAL DATA

(Unaudited)

(In thousands, except per share data)

Condensed Consolidated Statements of Operations Data:

	Three Months Ended			Nine Months Ended
	9/30/2018	9/30/2017	6/30/2018	9/30/2018	9/30/2017

Net revenues	$20,160	$17,352	$21,097	$60,128	$47,420
Gross margin	10,092	8,796	10,910	30,397	24,945
Operating expenses:
Selling expense	2,291	2,322	2,538	7,305	5,861
Engineering and product development expense	1,207	1,139	1,230	3,733	3,056
General and administrative expense	3,318	3,143	3,335	9,643	8,423
Adjustment to contingent consideration liability	3,057	(549)	(710)	4,073	(549)
Operating income	219	2,741	4,517	5,643	8,154
Other income (expense)	(57)	100	(121)	(103)	195
Earnings before income tax expense	162	2,841	4,396	5,540	8,349
Income tax expense	728	823	382	1,711	2,808
Net earnings (loss)	(566)	2,018	4,014	3,829	5,541

Net earnings (loss) per share – basic	$(0.05)	$0.20	$0.39	$0.37	$0.54
Weighted average shares outstanding – basic	10,356	10,288	10,343	10,342	10,277

Net earnings (loss) per share – diluted	$(0.05)	$0.19	$0.39	$0.37	$0.54
Weighted average shares outstanding – diluted	10,356	10,351	10,370	10,378	10,327

Condensed Consolidated Balance Sheets Data:

	As of:
	9/30/2018	6/30/2018	12/31/2017

Cash and cash equivalents	$14,202	$10,713	$13,290
Trade accounts receivable, net	11,370	11,596	12,166
Inventories	7,104	6,859	4,966
Total current assets	33,456	29,602	30,999
Net property and equipment	2,858	2,941	1,541
Total assets	65,481	62,037	62,493
Accounts payable	3,025	2,738	2,032
Accrued expenses	5,997	5,374	5,833
Total current liabilities	19,583	15,680	14,419
Noncurrent liabilities	2,395	2,464	8,786
Total stockholders' equity	43,503	43,893	39,288

Reconciliation of GAAP to Non-GAAP Net Earnings and Net Earnings per Diluted Share:

	Three Months Ended			Nine Months Ended
	9/30/2018	9/30/2017	6/30/2018	9/30/2018	9/30/2017

Net earnings (loss) (GAAP)	$(566)	$2,018	$4,014	$3,829	$5,541
Acquired intangible amortization	323	613	247	786	916
Contingent consideration liability adjustment	3,057	(549)	(710)	4,073	(549)
Tax adjustments	(5)	(6)	(2)	(18)	(18)
Adjusted net earnings (Non-GAAP)	$2,809	$2,076	$3,549	$8,670	$5,890

Diluted average shares outstanding	10,397	10,351	10,370	10,378	10,327

Net earnings (loss) per share – diluted (GAAP)	$(0.05)	$0.19	$0.39	$0.37	$0.54
Acquired intangible amortization	0.03	0.06	0.02	0.08	0.08
Contingent consideration liability adjustment	0.29	(0.05)	(0.07)	0.39	(0.05)
Tax adjustments	-	-	-	-	-
Adjusted net earnings per share – diluted (Non-GAAP)	$0.27	$0.20	$0.34	$0.84	$0.57

Reconciliation of GAAP Net Earnings to Non-GAAP Adjusted EBITDA:

	Three Months Ended			Nine Months Ended
	9/30/2018	9/30/2017	6/30/2018	9/30/2018	9/30/2017

Net earnings (loss) (GAAP)	$(566)	$2,018	$4,014	$3,829	$5,541
Acquired intangible amortization	323	613	247	786	916
Interest expense	1	-	-	1	-
Income tax expense	728	823	382	1,711	2,808
Depreciation	207	180	188	584	401
Contingent consideration liability adjustment	3,057	(549)	(710)	4,073	(549)
Adjusted EBITDA (Non-GAAP)	$3,750	$3,085	$4,121	$10,984	$9,117

Supplemental Information – Reconciliation of Fourth Quarter 2018 GAAP to Non-GAAP Guidance

	Low	High

Estimated net earnings per share – diluted (GAAP)	$0.15	$0.19
Acquired intangible amortization	0.03	0.03
Contingent consideration liability adjustment	-	-
Tax adjustments	0.00	0.00

Estimated adjusted net income per share – diluted (Non-GAAP)	$0.18	$0.22

###